Rio Minerals Limited
Mineral Exploration and Development

209-475 Howe Street
Vancouver, British Columbia
Canada. V6C 2B3
email: info@riominerals.com
Telephone: (604) 671-2245
Fax: (604) 871-0231

TERMS OF ENGAGEMENT

February 10, 2004

Magnum d'Or Resources Inc.
Suite 404-170 The Donway West
Toronto Ontario, Canada.
M3C 2G3

Between: **RIO MINERALS LIMITED (Rio)**
209-475 Howe Street
Vancouver, BC V6C 2B3

OF THE FIRST PART

AND

MAGNUM d'OR RESOURCES INC.
SUITE 404-170 THE DONWAY WEST
TORONTO, ONTARIO M3C 2GE

OF THE SECOND PART

The following represents the budget for the 2004 exploration programmes on the Undurshil (Shandi) and Khul Morit properties.

Shandi:

The Undurshil program will consist of geology, rock sampling and mapping, geophysics consisting of Induced Polarization and Magnetometer surveys to be followed by diamond drilling.

- East Zone (Mag Hill): Geophysics will consist of approximately 20 kilometers of IP and ground magnetometer surveys. Drilling will consist of approx. 4-6 BTW size holes from 300-800 feet in length.

- CU Zone: Geophysics will consist of approximately 20 kilometers of IP and ground magnetometer surveys. Drilling will consist of approx. 4-6 BTW size holes from 300-800 feet in length.

- Arsenic Zone: Geology, geochemistry, and geophysics as warranted by field investigations and results.

Khul Morit:

The Khul Morit Programme will consist of camp building, geology, geochemistry, IP and Magnetometer surveys, and the delineation of drill targets.

Shandi Property Undurshil Project – Khul Morit Project Proposed Budget

Description:

Time Charges:

Travel	4 persons - 4 days		$ 5600.00
Ulaanbaatar Job prep.	4 persons - 3 days		$ 4500.00
Field	2 persons - 40 days		$ 36000.00
Drill geologist/assistant	2 persons - 35 days		$ 31500.00
Mongolian Driver/Interpreter	2 persons - 40 days		$ 8000.00
Mongolian Geologist	1 person - 40 days		$ 4000.00
Project Supervision	1 person - 40 days		$ 12000.00
		Sub total:	$101600.00
Reclamation Bond:	-		$ 1500.00
Drilling:	2500m @ $95/m		$237500.00
Geophysics	IP and Magnetometer		$ 66000.00

Expenses:

Visas	4 persons - 1 country		$ 320.00
Accommodation			$ 1800.00
Meals			$ 1750.00
Supplies and Rentals			$ 1850.00
4 x 4 vehicle rental	2 vehicles– 40 days (gas incl.)		$ 8000.00
Air tickets	4 persons		$ 7000.00
Satellite phone			$ 3500.00
Assays and shipping			$ 16775.00
Report	Geological/geophysical		$ 20000.00
Consumables	Maps, supplies, etc.		$ 2875.00
Core transport and storage:	to Ulaanbaatar		$ 2500.00
		Subtotal:	$ 66370.00
Contingency	10%		$ 47297.00
		Total:	$520267.00

*All terms are expressed in US Dollars.

4.0 Terms of Engagement:

Terms are net 14 days. A USD $385,000.00 deposit is required prior to departure from Vancouver, BC. If the final payment remains past due 14 days from the date of the invoice, Rio Minerals Limited shall have the right to enact necessary means to recoup payment and costs, without prejudice.

Rio Minerals Limited shall conduct services in a manner consistent with that level of care and skill ordinarily exercised by members of professions currently practicing under similar conditions, subject to the time limits and physical constraints applicable to the services. No other warranty, express or implied is made. Services carried out will adhere to the "Terms" unless an agreement is made and attached to the terms as an amendment.

This contract is based on, but not limited to: 40 days regular and 00 days standby time.

Signed on this 11 day of February, 2004.

Mr. Reno J. Calabrigo
Magnum d'or Resources Inc.

Mr. Andrew W. Molnar
Rio Minerals Limited.

THANK YOU

Rio Minerals Limited
Mineral Exploration and Development
910-475 Howe Street
Vancouver, British Columbia
Canada. V6C 2B3
email: info@riominerals.com
Telephone: (604) 671-2245
Fax: (604) 871-0231

September 10, 2004

Mr. Reno J. Calabrigo
Magnum d'Or Resources Inc.
Suite 404-170 The Donway West
Toronto Ontario, Canada.
M3C 2G3

Dear Mr. Calabrigo:

The following represents the estimated budget for the 2004 Phase 2 programme on the Khul Morit Property.

Exploration Program on Khul Morit Mineral Property -License 6283X

The focus of the April 2004 work on the Khul Morit Property was to identify potential porphyry and/or breccia copper-gold bearing mineralized zones for further development work. The results of this work are summarized as follows:

There is potential for finding additional copper and gold bearing porphyry and/or breccia pipe mineralization zones within the property. A favourable environment for porphyry and breccia zone mineralization is suggested by the zonation of alteration phyllic and argillic assemblages related to the intrusion of an alkaline and/or calc-alkaline intrusive complex. The fact that this intrusive complex cuts rhyolitic and trachyitic volcanic rocks that display widespread clay alteration further suggests that the property is potentially a target for bulk tonnage mineralization.

In order to advance the Khul Morit mineral license to the status of a developed prospect, a follow-up program consisting of geological mapping, geochemical sampling, trenching, geophysics, and core drilling is recommended. The total budget for this proposed work program is $439,540.50, and is summarized as follows:

Terms of Engagement:

Terms are net 14 days. A US $250,000.00 deposit is required prior to departure from Vancouver, BC. It is agreed that the deposit shall be deposited to Rio Minerals' US dollar bank account between September 18-22, 2004. It is further understood that weekly payments will be made beginning September 23, 2004 of US$50,000.00 until the balance of the contract has been paid. If the final payment remains past due 14 days from the date of the invoice, Rio Minerals Limited shall have the right to enact necessary means to recoup payment and costs, without prejudice.

Rio Minerals Limited shall conduct services in a manner consistent with that level of care and skill ordinarily exercised by members of professions currently practicing under similar conditions, subject to the time limits and physical constraints applicable to the services. No other warranty, express or implied is made. Services carried out will adhere to the "Terms" unless an agreement is made and attached to the terms as an amendment.

This contract is based on, but not limited to: 50 days regular and 00 days standby time.

Signed on this 24 day of September, 2004.

______________.	______________.
Mr. Reno J. Calabrigo	**Mr. Andrew W. Molnar**
Magnum d'Or Resources Inc.	**Rio Minerals Limited.**

THANK YOU